UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2021

CLICKSTREAM CORPORATION.

nevada	000-52944	46-5582243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8549 Wilshire Blvd., Suite 2181

Beverly Hills, CA 90211

(Address of principal executive offices)

(213) 205-0684

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 8, 2021, Clickstream Corporation. (the “Company”) exercised its option (the “Option”) to purchase 149,012,000 shares of Winners, Inc. from Thomas Terwilliger. In connection therewith, the Company made payment to Mr. Terwilliger of $75,000 representing the remaining amount of the exercise price payable for the Option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13 2021	CLICKSTREAM CORPORATION

	By:	/s/ FRANK MAGLIOCHETTI
Frank Magliochetti Chief Executive Officer